Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES FIRST QUARTER 2016 RESULTS

Conference Call and Webcast Scheduled for Today, Friday, May 6, 2016 at

12:00 a.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, May 6, 2016 – Western Asset Mortgage Capital Corporation (the “Company”) (NYSE: WMC) today reported its results for the first quarter ended March 31, 2016.

FIRST QUARTER 2016 HIGHLIGHTS

•                 $0.45 per share common dividend declared

•                 GAAP net loss of $36.3 million, or $0.88 per basic and diluted share

•                 Core earnings plus drop income of $9.5 million, or $0.23 per basic and diluted share1,2

•                 1.53% annualized net interest spread on our investment portfolio1,5

•                 Constant prepayment rate on the Company’s Agency RMBS portfolio of 7.1% for the quarter

•                 $10.90 per share net book value as of March 31, 2016, net of first quarter common dividend

•                 Economic return on book value was (7.0%)1,3   for the quarter

•                 5.3x leverage as of March 31, 2016 (6.2x leverage when adjusted for net TBA position)1,4

1 Non – GAAP measure.

2   Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $721 thousand for the three months ended March 31, 2016

3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and divided by the beginning book value.

4  As of March 31, 2016, the net long position in TBAs was $450.0 million in notional value.

5  Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

“The first quarter was an extremely challenging and volatile environment for the fixed income markets and, in particular, the U.S. mortgage markets,” said Gavin James, Chief Executive Officer of the Company. “The markets experienced a downturn in January as concerns surrounding global economic conditions and commodity prices exerted pressure on risk assets, including credit sensitive fixed income securities. While investor sentiment improved in March, resulting in a rebound in the equity and corporate fixed income markets, the credit sensitive mortgage markets didn’t fully participate in the ‘risk-on’ rally. As a result of generally wider spreads on our investments, combined with higher hedging costs, we generated a negative economic return on book value for the quarter of 7.0% and lower sequential core earnings plus drop income of $9.5 million, or $0.23 per share.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “We believe that the spread widening in credit sensitive securities that negatively impacted our economic return during the first quarter was more technical in nature and not driven by any deterioration in the fundamentals of the U.S. real estate markets. We are long-term investors with an extended investment horizon and do not measure our success solely on the results in any one calendar quarter or year, but instead focus on providing sustainable strong risk-adjusted returns over the long-term.”

“Given our current expectations for ongoing, yet gradual economic growth in the U.S., including a continued positive outlook for both the residential and commercial real estate markets, we believe that a portfolio weighted towards credit sensitive investments is appropriate. However, we plan to continue to proactively manage our portfolio by monitoring the relative value of opportunities across the broad mortgage universe, in an effort to achieve an optimal risk-adjusted total economic return for our shareholders,” Mr. Agarwal concluded.

FIRST QUARTER 2016 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	March 31, 2016	December 31, 2015

Net Interest Income	$21,639	$27,403

Other Income (Loss):
Realized gain (loss) on sale of investments, net	(6,055)	(988)
Other than temporary impairment	(10,797)	(4,907)
Unrealized gain (loss), net	10,769	(44,295)
Gain (loss) on derivative instruments, net	(45,170)	7,616
Other, net	(332)	574
Other Income (Loss), net	(51,585)	(42,000)

Total Operating Expenses	6,358	5,488

Net loss available to Common Stock and participating securities	$(36,304)	$(20,085)

Net loss per Common Share – Basic/Diluted	$(0.88)	$(0.49)

Non-GAAP Results
Core earnings plus drop income(1)	$9,486	$16,560
Core earnings plus drop income per Common Share – Basic/Diluted	$0.23	$0.39
Weight average yield(2)	4.26%	4.42%
Effective cost of funds(3)	2.73%	2.24%
Annualized net interest spread(3)	1.53%	2.18%
Annualized constant prepayment rate (CPR)(4)	7.10%	8.60%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.

(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.

(3)          Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

(4)          Annualized CPR on Agency RMBS.

PORTFOLIO COMPOSITION

As of March 31, 2016, the Company owned an aggregate investment portfolio equaling $2.8 billion in market value. The following table sets forth additional information regarding the Company’s portfolio as of March 31, 2016:

Investment Portfolio

(dollars in thousands)

Agency	Coupon	Principal Balance	Amortized Cost	Fair Value
30-year fixed rate	3.5%	$232,281	$244,563	$244,001
	4.0%	276,345	299,867	299,280
	4.5%	356,729	382,218	395,026
	5.0%	56,544	63,437	64,163
	5.5%	2,674	3,076	2,999
	6.0%	2,564	2,854	2,967
20-year fixed rate	3.5%	141,528	149,065	150,204
	4.0%	409,710	432,059	442,369

Agency RMBS IOs and IIOs(1)	3.2%	N/A	69,625	67,836
Agency CMBS	5.1%	17,478	17,478	16,731
Agency CMBS IOs and IIOs(2)	1.3%	N/A	11,680	11,500
Total Agency	3.5%	$1,495,853	$1,675,922	$1,697,076

Non-Agency
Non-Agency RMBS	3.8%	$482,117	$349,179	$354,299
Non-Agency RMBS IOs and IIOs(3)	5.8%	N/A	66,142	88,523
Non-Agency CMBS	5.0%	520,842	438,020	405,521
Total Non-Agency	4.8%	$1,002,959	$853,341	$848,343

Other Securities(4)	6.4%	30,897	50,031	47,999

Residential Whole-Loans	4.8%	195,425	197,079	201,267
Securitized Commercial Loan(5)	9.0%	25,000	25,000	23,675
Total Portfolio	4.0%	$2,750,134	$2,801,373	$2,818,360

(1)          Includes $37,361 of amortized cost and $35,165 of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(2)          Includes $10,194 of amortized cost and $9,848 of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.

(3)          Includes $2,562 of amortized cost and $3,982 of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(4)          Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.0 million.

(5)          The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

PORTFOLIO FINANCING AND HEDGING

Financing

At March 31, 2016, the Company financed its portfolio with $2.4 billion of borrowings under master repurchase agreements with twenty of its twenty-seven approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of March 31, 2016 (dollars in thousands):

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$1,591,880	0.75%	38
Non-Agency RMBS	295,369	2.21%	52
Agency and Non-Agency CMBS	318,146	2.12%	34
Whole-Loans and securitized commercial loan	170,788	2.46%	8
Other Securities	26,946	2.68%	11
Total	$2,403,129	1.25%	36

Hedging

The Company has entered into $4.0 billion of pay-fixed interest rate swaps, excluding forward starting swaps of $1.7 billion (approximately 13.7 months forward), which have variable maturities between October 2017 and February 2044, and $3.7 billion notional value of pay-variable interest rate swaps, which have variable maturities between February 2020 and February 2045. In addition, the Company has entered into a $105.0 million notional value of pay-fixed interest rate swaption with a swap term of one year.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of March 31, 2016:

Fixed Pay Rate Swap Transactions

(dollars in thousands)

Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$980,900	1.1%	2.0
Greater than 3 years and less than 5 years	2,011,200	1.9%	4.6
Greater than 5 years	2,654,600	2.6%	9.6
Total	$5,646,700	2.1%	6.5

Variable Pay Rate Swap Transactions

(dollars in thousands)

Remaining Term to Maturity	Notional Value	Average Variable Pay Rate	Average Maturity (Years)
Greater than 3 year and less than 5 years	$1,998,600	0.6%	4.5
Greater than 5 years	1,700,300	0.6%	10.5
Total	$3,698,900	0.6%	7.2

DIVIDEND

On March 24, 2016, the Company declared a regular cash dividend of $0.45 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $13.13 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast today, May 6th , at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the first quarter 2016.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10081107 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on May 6, 2016.

A telephone replay will be available through May 20, 2016 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10084740. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Non-Agency RMBS, CMBS, ABS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	March 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$22,440	$24,711
Mortgage-backed securities and other securities, at fair value ($2,587,846 and $2,777,717 pledged as collateral, at fair value, respectively)	2,593,418	2,851,127
Residential Whole-Loans, at fair value ($201,267 and $218,538 pledged as collateral, at fair value, respectively)	201,267	218,538
Securitized commercial loan, at fair value	23,675	25,000
Receivable under reverse repurchase agreements	9,307	-
Investment related receivable	21,509	572
Accrued interest receivable	24,494	22,621
Due from counterparties	280,471	249,563
Derivative assets, at fair value	100,161	21,915
Other assets	173	382
Total Assets (1)	$3,276,915	$3,414,429

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,403,129	$2,585,667
Securitized debt, at fair value	10,417	11,000
Accrued interest payable	20,340	20,431
Investment related payables	18,044	66,146
Due to counterparties	21,608	9,950
Derivative liability, at fair value	322,387	180,177
Accounts payable and accrued expenses	1,971	2,078
Payable to related party	3,103	3,019
Dividend payable	18,864	24,313
Total Liabilities (2)	2,819,863	2,902,781

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	763,869	763,283
Retained earnings (accumulated deficit)	(307,236)	(252,054)
Total Stockholders’ Equity	457,052	511,648
Total Liabilities and Stockholders’ Equity	$3,276,915	$3,414,429

See notes to unaudited consolidated financial statements.

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets (Continued) (Unaudited)

(in thousands—except share and per share data)

	March 31, 2016	December 31, 2015
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($201,267 and $218,538 pledged as collateral, at fair value, respectively)	$201,267	$218,538
Securitized commercial loan, at fair value	23,675	25,000
Investment related receivable	3,200	-
Accrued interest receivable	1,737	1,836
Total assets of consolidated VIEs	$229,879	$245,374

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,417	$11,000
Accrued interest payable	85	85
Accounts payable and accrued expenses	2	2
Total liabilities of consolidated VIEs	$10,504	$11,087

See notes to unaudited consolidated financial statements.

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except share and per share data)

	For the three months ended March 31, 2016	For the three months ended March 31, 2015

Net Interest Income:
Interest income	$29,618	$40,806
Interest expense	7,979	6,402
Net Interest Income	21,639	34,404

Other Income (Loss):
Realized gain (loss) on sale of investments, net	(6,055)	7,468
Other than temporary impairment	(10,797)	(4,651)
Unrealized gain (loss), net	10,769	28,410
Gain (loss) on derivative instruments, net	(45,170)	(48,302)
Other, net	(332)	2,384
Other Income (Loss), net	(51,585)	(14,691)

Operating Expenses:
General and administrative (includes $572 and $679 non-cash stock based compensation, respectively)	3,605	2,874
Management fee – related party	2,753	2,693
Total Operating Expenses	6,358	5,567

Net income (loss) available to Common Stock and participating securities	$(36,304)	$14,146

Net income (loss) per Common Share – Basic	$(0.88)	$0.34
Net income (loss) per Common Share – Diluted	$(0.88)	$0.34
Dividends Declared per Share of Common Stock	$0.45	$0.67

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three months ended March 31, 2016 and March 31, 2015:

(dollars in thousands)	For the here months ended March 31, 2016	For the here months ended March 31, 2015

Net Income (loss) – GAAP	$(36,304)	$14,146
Adjustments:

Investments:

Unrealized gain on investments and securitized debt	(10,769)	(28,410)
Other than temporary impairment	10,797	4,651
Realized (gain) loss on sale of investments	6,055	(7,468)

Derivative Instruments:

Realized loss on termination of interest rate swaps	3,605	1,049
Realized gain on settlement of TBAs	(7,739)	(7,448)
Realized (gain) loss on currency forwards	28	(646)
Realized gain on option derivatives	(4,756)	-
Realized gain on termination of futures	(14,316)	-
Realized (gain) loss on sale of swaptions	712	(713)
Realized (gain) loss on Agency Interest-Only Strips – accounted for as derivatives	(300)	2
Realized gain on foreign currency swaps	(3,942)	-
Realized gain on total return swap	(8)	-
Realized gain on foreign currency transactions	(521)	(1,705)
Unrealized (gain) loss on foreign currency transactions	1,096	(691)
Mark-to-market adjustments on interest rate swaps	54,248	53,205
Mark-to-market adjustments on interest rate swaptions	(1,309)	873
Mark-to-market adjustments on futures contracts	1,159	74
Mark-to-market adjustments on TBAs	1,143	2,651
Mark-to-market adjustments on IOs	3,679	2,395
Mark-to-market adjustments on foreign currency swaps	4,569	(4,356)
Mark-to-market adjustments on total return swaps	866	-
Mark-to-market adjustments on foreign currency forwards	200	1,195

Non-cash stock-based compensation expense	572	679
Total adjustments	45,069	15,337
Core Earnings – Non-GAAP Financial Measure	$8,765	$29,483

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.21	$0.71
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.21	$0.71

Basic weighted average common shares and participating securities	41,950,076	41,803,480
Diluted weighted average common shares and participating securities	41,950,076	41,803,480

Reconciliation of Interest Income and Effective Cost of Funds

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended March 31, 2016 and March 31, 2015:

(dollars in thousands)	For the three months ended March 31, 2016	For the three months ended March 31, 2015
Coupon interest income	$38,399	$57,680
Premium accretion, discount amortization and amortization of basis, net	(8,781)	(16,874)
Interest income	$29,618	$40,806

Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	$4,146	$5,654
Amortization of basis (Non-GAAP Financial Measure)	(3,383)	(4,478)
Contractual interest income, net on Foreign currency swaps(1)	113	216
Contractual interest income, net on Total return swaps(1)	221	-
Subtotal	1,097	1,392
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$30,715	$42,198

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three months ended March 31, 2016 and March 31, 2015:

	For the three months ended March 31, 2016		For the three months ended March 31, 2015
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$7,979	1.33%	$6,402	0.65%
Net interest paid - interest rate swaps	8,428	1.40%	1,413	0.16%
Effective Borrowing Costs	$16,407	2.73%	$7,815	0.81%
Weighted average repurchase borrowings	$2,414,531		$3,927,321